UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2011

UBS-Citigroup Commercial Mortgage Trust 2011-C1
(Exact name of issuing entity)

Citigroup Commercial Mortgage Securities Inc.
(Exact name of the depositor as specified in its charter)

UBS Real Estate Securities Inc.
Natixis Real Estate Capital LLC
(Exact name of sponsors as specified in their charters)

Delaware	333-166711-01	86-1073506
(State or other jurisdiction of incorporation of depositor)	(Commission File Number of issuing entity)	(IRS Employer Identification No. of depositor)

388 Greenwich Street New York, New York	10013
(Address of principal executive offices of depositor)	(Zip Code of depositor)

Depositor’s telephone number, including area code (212) 816-6000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.             Sales of Securities and Use of Proceeds.

On December 29, 2011 (the “Closing Date’), Citigroup Commercial Mortgage Securities Inc. (the “Depositor”) caused the issuance, pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2011 (the “Pooling and Servicing Agreement”), among the Depositor, as depositor, Wells Fargo Bank, National Association, as master servicer, Midland Loan Services, a Division of PNC Bank, National Association, as special servicer, TriMont Real Estate Advisors, Inc., as operating advisor, and Deutsche Bank Trust Company Americas, as trustee, certificate administrator, paying agent and custodian, of UBS-Citigroup Commercial Mortgage Trust 2011-C1, Commercial Mortgage Pass-Through Certificates, Series 2011-C1 (the “Certificates”).

The Certificates will consist of the following classes, designated as (i) the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates (collectively, the “Public Certificates”), and (ii) the Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class R and Class LR Certificates (collectively, the “Private Certificates”).

All of the Public Certificates, having an aggregate initial principal amount of $471,744,000, were sold to UBS Securities LLC (“UBSS”), Citigroup Global Markets Inc. (“CGM”), Natixis Securities Americas LLC (“NSA”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”), Barclays Capital Inc. (“BC”) and Morgan Stanley & Co. LLC (“MS” and, together with UBSS, CGM, NSA, MLPFS and BC, the “Underwriters”), pursuant to an Underwriting Agreement, dated as of December 9, 2011 (the “Underwriting Agreement”), among the Depositor and the Underwriters.  UBSS and CGM are acting as the co-lead managers.  The Public Certificates were offered by the Underwriters for sale to the public, pursuant to the Depositor’s prospectus, dated December 9, 2011, as supplemented by the prospectus supplement, dated December 9, 2011, in negotiated transactions or otherwise at varying prices determined at the time of sale.

All of the Private Certificates, having an aggregate initial principal amount of $202,176,599, were sold to UBSS, CGM, NSA, MLPFS, BC and MS (collectively, the “Initial Purchasers”), pursuant to a Certificate Purchase Agreement, dated as of December 22, 2011, between the Depositor and the Initial Purchasers.  The Private Certificates were sold in private placement transactions exempt from registration under the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act.

The Certificates represent, in the aggregate, the entire beneficial ownership in UBS-Citigroup Commercial Mortgage Trust 2011-C1 (the “Issuing Entity”), a New York common law trust fund formed pursuant to the Pooling and Servicing Agreement.  The assets of the Issuing Entity consist primarily of 32 fixed-rate mortgage loans (the “Mortgage Loans”) secured by first liens on 38 commercial, multifamily and manufactured housing community properties.  The Mortgage Loans were acquired by the Depositor from (i) UBS Real Estate Securities Inc. (“UBSRES”), pursuant to a Mortgage Loan Purchase Agreement, dated as of December 22, 2011 (the “UBSRES Mortgage Loan Purchase Agreement”), between the Depositor and UBSRES and (ii) Natixis Real Estate Capital LLC (“NREC”), pursuant to a Mortgage Loan Purchase Agreement, dated as of December 22, 2011 (together with the UBSRES Mortgage Loan Purchase Agreement, the “Mortgage Loan Purchase Agreements”), between the Depositor and NREC.

On the Closing Date, the Depositor directed the Underwriters and the Initial Purchasers to transfer the net proceeds of the offering of the Certificates to UBSRES and NREC, which net proceeds were applied to the purchase of the Mortgage Loans by the Depositor from UBSRES and NREC.  The net proceeds, after deducting expenses payable in connection with the issuance and distribution of the Certificates of approximately $5,109,530.65, were approximately $705,239,463.11.  Of such expenses, approximately $1,267,550.70 were paid directly to affiliates of the Depositor, $200,000 in the form of fees were paid to the Underwriters and the Initial Purchasers, and $3,641,979.95 were other expenses.  All of the foregoing expense amounts are the Depositor's reasonable estimates of such expenses.  No underwriting discounts and commissions or finder's fees were paid by the Depositor.

Further information regarding such sales has been previously provided on the Depositor's Current Report on Form 8-K, filed December 28, 2011 (including, as to the price per class of Public Certificates, on Schedule I to the Underwriting Agreement filed as an exhibit thereto) and in its prospectus supplement, dated December 9, 2011 to the prospectus, dated December 9, 2011.  The related registration statement (File No. 333-166711) was originally declared effective on June 7, 2011.

The Underwriting Agreement and the Mortgage Loan Purchase Agreements are attached as exhibits to the Depositor’s Form 8-K filed with the Securities and Exchange Commission on December 28, 2011, and the Pooling and Servicing Agreement is attached as an exhibit to the Depositor’s Form 8-K filed with the Securities and Exchange Commission on December 29, 2011.

Item 9.01.                      Financial Statements, Pro Forma Financial Information and Exhibits.

(d)           Exhibits

Exhibit 5	Legality Opinion of Kaye Scholer LLP, dated December 29, 2011.

Exhibit 8	Tax Opinion of Cadwalader, Wickersham & Taft LLP, dated December 29, 2011

Exhibit 23.1	Consent Opinion of Kaye Scholer LLP, dated December 29, 2011
(included as part of Exhibit 5).

Exhibit 23.2	Consent Opinion of Cadwalader, Wickersham & Taft LLP, dated December 29, 2011
(included as part of Exhibit 8).

Pursuant to the requirements of the Securities Exchange Act of 1934, the depositor has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 29, 2011	CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

	By:	/s/ Richard W. Simpson
Name: Richard W. Simpson
Title: Vice President

INDEX TO EXHIBITS

Item 601(a) of Regulation S-K Exhibit No.	Description	Paper (P) or Electronic (E)

5	Legality Opinion of Kaye Scholer LLP, dated December 29, 2011.	(E)

8	Tax Opinion of Cadwalader, Wickersham & Taft LLP, dated December 29, 2011.	(E)

23.1	Consent Opinion of Kaye Scholer LLP, dated December 29, 2011 (included as part of Exhibit 5).	(E)

23.2	Consent Opinion of Cadwalader, Wickersham & Taft LLP, dated December 29, 2011 (included as part of Exhibit 8).	(E)